 Exhibit 99.1

Inphi Corporation Delivers Record Revenue and EPS in Q2 2020

Doubles Year-Over-Year Revenue Driven by both Cloud and Telecom

SANTA CLARA, Calif., August 4, 2020 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its second quarter ended June 30, 2020.

GAAP Results

Revenue in the second quarter of 2020 was a record $175.3 million on a U.S. generally accepted accounting principles (GAAP) basis, up 103.2% year-over-year, compared with $86.3 million in the second quarter of 2019. The increase was due to higher demand for Cloud and Telecommunications products as well as the inclusion of eSilicon revenues as a result of the acquisition that closed on January 10, 2020.

Gross margin under GAAP in the second quarter of 2020 was 53.0%, compared with 56.9% in the second quarter of 2019. The decrease was mainly due to amortization of intangibles, step up value of inventories related to the eSilicon acquisition and product and revenue mix.

GAAP operating loss in the second quarter of 2020 was $4.3 million or (2.4%) of revenue, compared to GAAP operating loss in the second quarter of 2019 of $14.2 million or (16.5%) of revenue. The decrease in operating loss was mainly due to higher gross profit, partially offset by higher operating expenses.

GAAP net loss includes a charge of $13.3 million associated with the extinguishment of approximately $403.5 million in face value of convertible notes of which $180.4 million were coming due in December 2020 and $223.1 million were coming due in September 2021. We paid the principal value in cash and settled the excess spread in shares of our common stock. In most cases a very small premium was paid in either cash or stock to induce early extinguishment and thereby capped any further dilution if the stock price were to continue to rise before maturity. Approximately, $4.0 million in cash inducements, advisory fees and other transaction costs were paid on the debt extinguishment. Approximately, 4.9 million shares of common stock were also issued at a weighted average price of $112 per share, of which approximately 3.3 million shares were already included in the first quarter non-GAAP weighted average shares calculation using an average stock price of approximately $78.

GAAP provision for income taxes for the second quarter of 2020 include a one-time benefit of approximately $5.6 million primarily from the reversal of a previously accrued reserve for transfer pricing as the result of the formal closure of an income tax audit. This benefit was offset by a corresponding change in income tax valuation allowance.

GAAP net loss for the second quarter of 2020 was $24.1 million or ($0.49) per diluted common share, compared with $20.6 million or ($0.46) per diluted common share in the second quarter of 2019.

Inphi reports gross profit, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross profit, operating expenses, operating income, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the second quarter of 2020 was 64.1%, compared with 70.1% in the second quarter of 2019. The decrease was due to product mix, mainly from the sale of eSilicon products that have a lower margin.

Non-GAAP operating income in the second quarter of 2020 was $50.3 million, compared with non-GAAP operating income of $16.5 million in the second quarter of 2019. The increase is primarily due to higher gross profit and higher operating leverage.

Non-GAAP benefit for income taxes for the second quarter of 2020 include a one-time benefit of approximately $5.6 million primarily from the reversal of a previously accrued reserve for transfer pricing as the result of the formal closure of an income tax audit.

Non-GAAP net income in the second quarter of 2020 was $50.9 million, or $0.95 per diluted common share.  This includes the one-time tax benefit referred to above which represents approximately $0.10 per diluted share as part of the $0.95 per diluted common share for the second quarter of 2020.  This compares with non-GAAP net income of $16.6 million, or $0.35 per diluted common share in the second quarter of 2019.

“In Q2 our product offerings were firing on all cylinders. On a year-over-year basis, our Cloud revenue grew 92% driven by our PAM4 products inside data centers and our COLORZ solution between data centers. Our Telecom revenue grew 119% driven by both our new ASIC and PAM4 for 5G and our coherent solutions for long haul and metro.” said Ford Tamer, President and CEO of Inphi Corporation. “We continue to invest in resources both organically and through strategic acquisitions that can scale Inphi to larger opportunities ahead. Although we are cautious with regard to the macro uncertainties, we believe our continued success and breadth of product cycles will drive sequential growth in the third quarter.”

First Half 2020 Results

Revenue in the six months ended June 30, 2020 was $314.7 million, compared with $168.5 million in the six months ended June 30, 2019. GAAP net loss in the six months ended June 30, 2020 was $44.3 million, or ($0.93) per diluted share, on approximately 47.5 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $43.3 million, or ($0.97) per diluted share, on approximately 44.8 million diluted weighted average common shares outstanding in the six months ended June 30, 2019.

Non-GAAP net income in the six months ended June 30, 2020 was $82.4 million, or $1.58 per diluted weighted average common share outstanding, on approximately 52.1 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $32.0 million in the six months ended June 30, 2019, or $0.69 per diluted weighted average common share outstanding, on approximately 46.5 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the third quarter of 2020. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q3 2020 is expected to be in the range of $179.0 million to $182.5 million.
●	GAAP gross margin is expected to be approximately 55.1% to 56.2%.
●	Non-GAAP gross margin is expected to be approximately 63.5% to 64.5%.
●	Stock-based compensation expense is expected to be in the range of $29.0 million to $30.0 million.
●	GAAP net loss is expected to be in range between $2.7 million to $6.3 million, or ($0.05) to ($0.12) per basic share, based on 52.1 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, acquisition expenses, amortization of intangibles and inventory fair value step up related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $45.5 million to $47.9 million, or $0.83 to $0.87 per weighted average diluted share, based on 55.0 million estimated non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss the second quarter 2020 results.

The call can be accessed by dialing 765-507-2591, participant passcode: 9798966. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data -- fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2020, including with respect to the third quarter of 2020, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, success of our growth strategy, strength of the cloud market, increasing demand in Q3 2020, growth inside data centers, customer relationships, the Company’s expectations with respect to the investment in resources, ability to grow and the benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; the ability to effectively integrate eSilicon and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, including as a result of the impact of the COVID-19 pandemic, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$175,292	$86,285	$314,722	$168,508
Cost of revenue	82,360	37,176	148,093	71,768
Gross margin	92,932	49,109	166,629	96,740
Operating expenses:
Research and development	69,176	44,705	131,869	89,104
Sales and marketing	15,024	11,154	29,933	23,033
General and administrative	12,991	7,480	25,383	14,313
Total operating expenses	97,191	63,339	187,185	126,450
Loss from operations	(4,259)	(14,230)	(20,556)	(29,710)
Loss on early extinguishment of convertible debt	(13,297)	-	(13,297)	-
Interest expense, net of other income	(6,246)	(6,935)	(10,190)	(12,980)
Loss from operations before income taxes	(23,802)	(21,165)	(44,043)	(42,690)
Provision (benefit) for income taxes	249	(587)	294	633
Net loss	$(24,051)	$(20,578)	$(44,337)	$(43,323)

Earnings per share:
Basic	$(0.49)	$(0.46)	$(0.93)	$(0.97)
Diluted	$(0.49)	$(0.46)	$(0.93)	$(0.97)

Weighted-average shares used in computing earnings per share:
Basic	48,928,224	45,191,674	47,477,159	44,823,562
Diluted	48,928,224	45,191,674	47,477,159	44,823,562

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$1,986	$1,674	$3,897	$2,479
Research and development	16,432	9,925	29,511	20,657
Sales and marketing	5,261	3,269	10,462	7,417
General and administrative	4,547	3,093	8,385	6,166

	$28,226	$17,961	$52,255	$36,719

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$133,885	$282,723
Restricted cash	100	-
Investments in marketable securities	88,040	140,131
Accounts receivable, net	85,413	60,295
Inventories	90,419	55,013
Prepaid expenses and other current assets	18,175	17,463
Total current assets	416,032	555,625

Property and equipment, net	109,334	79,563
Goodwill	181,689	104,502
Intangible assets, net	277,649	168,290
Right of use asset, net	33,974	33,576
Other assets, net	32,221	34,450
Total assets	$1,050,899	$976,006

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,159	$18,771
Accrued expenses and other current liabilities	78,634	51,820
Deferred revenue	5,271	3,719
Convertible debt	48,277	217,467
Total current liabilities	177,341	291,777
Convertible debt	455,246	258,711
Other liabilities	68,901	78,917
Total liabilities	701,488	629,405

Stockholders’ equity:
Common stock	52	46
Additional paid-in capital	634,729	587,862
Accumulated deficit	(287,144)	(242,807)
Accumulated other comprehensive income	1,774	1,500
Total stockholders’ equity	349,411	346,601
Total liabilities and stockholders’ equity	$1,050,899	$976,006

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense and loss on extinguishment related to convertible debt, unrealized gain or loss on equity investments, lease expense on building not occupied and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$92,932		$49,109		$166,629		$96,740
Adjustments to GAAP gross margin:
Stock-based compensation	1,986	(a)	1,674	(a)	3,897	(a)	2,479	(a)
Amortization of inventory step-up	2,063	(b)	-		4,339	(b)	-
Amortization of intangibles	15,081	(c)	9,724	(c)	26,464	(c)	19,448	(c)
Depreciation on step-up values of fixed assets	214	(d)	(12)	(d)	430	(d)	(24)	(d)
Non-GAAP gross margin	$112,276		$60,495		$201,759		$118,643

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$69,176		$44,705		$131,869		$89,104
Adjustments to GAAP research and development:
Stock-based compensation	(16,432)	(a)	(9,925)	(a)	(29,511)	(a)	(20,657)	(a)
Depreciation on step-up values of fixed assets	(102)	(d)	(110)	(d)	(124)	(d)	(197)	(d)
Acquisition related expenses	(3,011)	(e)	-		(9,403)	(e)	-
Non-GAAP research and development	$49,631		$34,670		$92,831		$68,250

GAAP sales and marketing	$15,024		$11,154		$29,933		$23,033
Adjustments to GAAP sales and marketing:
Stock-based compensation	(5,261)	(a)	(3,269)	(a)	(10,462)	(a)	(7,417)	(a)
Amortization of intangibles	(2,431)	(c)	(2,431)	(c)	(4,863)	(c)	(4,862)	(c)
Depreciation on step-up values of fixed assets	(20)	(d)	(2)	(d)	(21)	(d)	(5)	(d)
Acquisition related expenses	(16)	(e)	-		(677)	(e)	-
Non-GAAP sales and marketing	$7,296		$5,452		$13,910		$10,749

GAAP general and administrative	$12,991		$7,480		$25,383		$14,313
Adjustments to GAAP general and administrative:
Stock-based compensation	(4,547)	(a)	(3,093)	(a)	(8,385)	(a)	(6,166)	(a)
Amortization of intangibles	(70)	(c)	(116)	(c)	(140)	(c)	(232)	(c)
Depreciation on step-up values of fixed assets	2	(d)	(4)	(d)	(128)	(d)	(9)	(d)
Acquisition related expenses	(2,674)	(e)	-		(4,991)	(e)	-
Expense on lease that was not yet occupied	(692)	(f)	-		(1,247)	(f)	-
Loss on claim settlement from ClariPhy acquisition	-		(400)	(g)	-		(400)	(g)
Non-GAAP general and administrative	$5,010		$3,867		$10,492		$7,506
Non-GAAP total operating expenses	$61,937		$43,989		$117,233		$86,505
Non-GAAP income from operations	$50,339		$16,506		$84,526		$32,138

GAAP net loss to Non-GAAP net income
GAAP net loss	$(24,051)		$(20,578)		$(44,337)		$(43,323)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	28,226	(a)	17,961	(a)	52,255	(a)	36,719	(a)
Amortization of inventory step-up	2,063	(b)	-		4,339	(b)	-
Amortization of intangibles related to purchase price	17,582	(c)	12,271	(c)	31,467	(c)	24,542	(c)
Depreciation on step-up values of fixed assets	334	(d)	104	(d)	703	(d)	187	(d)
Acquisition related expenses	5,701	(e)	-		15,071	(e)	-
Expense on lease that was not yet occupied	692	(f)	-		1,247	(f)
Loss on claim settlement from ClariPhy acquisition	-		400	(g)	-		400	(g)
Accretion and amortization expense on convertible debt	8,540	(h)	7,006	(h)	15,931	(h)	13,805	(h)
Loss on early extinguishment of convertible debt	13,297	(i)	-		13,297	(i)	-
Net realized and unrealized loss (gain) on equity investment	(2,676)	(j)	347	(j)	(6,743)	(j)	75	(j)
Loss on retirement of certain property and equipment from ClariPhy acquisition	-		-		40	(k)	-
Loss on claim settlement from Exactik disposition	-		296	(l)	-		296	(l)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	1,241	(m)	(1,216)	(m)	(837)	(m)	(700)	(m)
Non-GAAP net income	$50,949		$16,591		$82,433		$32,001

Shares used in computing non-GAAP basic earnings per share	48,928,224		45,191,674		47,477,159		44,823,562

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	55,067,012		47,700,457		53,800,332		46,920,852
Offsetting shares from call option	1,456,642		787,128		1,714,647		393,564
Shares used in computing non-GAAP diluted earnings per share	53,610,370		46,913,329		52,085,685		46,527,288

Non-GAAP earnings per share:
Basic	$1.04		$0.37		$1.74		$0.71
Diluted	$0.95		$0.35		$1.58		$0.69

GAAP gross margin as a % of revenue	53.0%		56.9%		52.9%		57.4%
Stock-based compensation	1.1%		1.9%		1.2%		1.5%
Amortization of inventory fair value step-up and intangibles	10.0%		11.3%		10.0%		11.5%
Non-GAAP gross margin as a % of revenue	64.1%		70.1%		64.1%		70.4%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the fair value amortization of intangibles related to acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to eSilicon employees. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the expense on building lease not yet occupied. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on early extinguishment of convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the unrealized and realized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the loss on settlement of claim from the Exactik business disposal. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(m)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2020 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending September 30, 2020
	High	Low
Estimated GAAP net loss	$(2,700)	$(6,300)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	30,000	29,000
Amortization of intangibles	14,900	14,900
Amortization of step up values of acquired inventories	350	350
Amortization of step up values of acquired property and equipment	340	340
Acquisition related expenses	700	700
Amortization of convertible debt interest cost	6,650	6,650
Noncash expense on lease not yet occupied	340	340
Tax effect of GAAP to non-GAAP adjustments	(2,700)	(480)
Estimated non-GAAP net income	$47,880	$45,500

Shares used in computing estimated non-GAAP diluted earnings per share	55,000,000	55,000,000

Estimated non-GAAP diluted earnings per share	$0.87	$0.83

Revenue	$182,500	$179,000

GAAP gross margin	$102,520	$98,600
as a % of revenue	56.2%	55.1%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	2,150	2,050
Amortization of step up values of acquired inventories	350	350
Fixed assets depreciation step up	220	220
Amortization of intangibles	12,400	12.400
Estimated non-GAAP gross margin	$117,640	$113,620
as a % of revenue	64.5%	63.5%

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

Investor Contact: Vernon P. Essi, Jr. 408-606-6524 vessi@inphi.com